 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-213199
PROSPECTUS SUPPLEMENT
(to the Prospectus dated December 1, 2016)
Up to $26,000,000
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock
Liquidation Preference 25.00 per Share

In accordance with the terms of the At Market Issuance Sales Agreement entered into with B. Riley FBR, Inc., National Securities Corporation, LifeSci Capital LLC, Maxim Group LLC and Noble Capital Markets, Inc., each an Agent and together, the Agents, dated April 5, 2018, which we refer to as the sales agreement, we may offer and sell under this prospectus shares of our 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) having an aggregate offering price of up to $26,000,000 from time to time through the Agents.
Our Series A Preferred Stock is traded on The Nasdaq Capital Market, or the Exchange, under the symbol “FBIOP.” The last reported sale price of our Series A Preferred Stock on April 4, 2018 was $22.89 per share.
Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable quarterly every March 31, June 30, September 30, and December 31, at the rate of 9.375% per annum of its liquidation preference, which is equivalent to $2.34375 per annum per share.
Generally, we may not redeem the Series A Preferred Stock until December 15, 2022. On and after December 15, 2022, we may, at our option, redeem the Series A Preferred Stock in whole, at any time, or in part, from time to time, for cash at a redemption price of  $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.
Sales of our Series A Preferred Stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific amount of shares of our Series A Preferred Stock, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Agents will be entitled to compensation at a commission rate of 7.0% of the gross sales price per share of our Series A Preferred Stock sold. In connection with the sale of our Series A Preferred Stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our Series A Preferred Stock involves a high degree of risk. You should carefully consider each of the risks described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
B. Riley FBR	National Securities Corporation
LifeSci Capital	Maxim Group LLC	Noble Capital Markets
The date of this Prospectus Supplement is April 5, 2018

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering, the Series A Preferred Stock, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering of Series A Preferred Stock. Generally, when we refer only to the “prospectus” we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Available Information” and “Information Incorporated by Reference” in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Fortress” refer to Fortress Biotech, Inc and its subsidiaries.
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FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or the Securities Act. Statements in this prospectus, and documents we incorporate by reference, which are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:
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our growth strategy;

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our ability to continue to commercialize products;

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our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis;

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financing and strategic agreements, acquisitions and relationships;

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our need for substantial additional funds and uncertainties relating to our financings and those of our subsidiaries;

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our ability to attract, integrate and retain key personnel;

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the early stage of products under development;

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the results of research and development activities;

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uncertainties relating to preclinical and clinical testing;

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our ability to secure and maintain third-party manufacturing, marketing and distribution of our products and those of our subsidiaries;

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dependence on third-party suppliers;

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government regulation;

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patent and intellectual property matters; and

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competition.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus and the documents incorporated herein by reference and other documents to which we refer. You should read “Risk Factors” beginning on page S-7 of this prospectus supplement and on page SA-0 of the accompanying base prospectus, as well as the information appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our subsequently filed Exchange Act reports for more information about important risks that you should consider carefully before buying our Series A Preferred Stock.
Our Company
Founded in 2006, Fortress Biotech, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing novel pharmaceutical and biotechnology products. We develop and commercialize products both within Fortress and through certain of our subsidiary companies, which are sometimes referred to herein as the “Fortress Companies.” In September 2016, the Company further expanded its portfolio through the purchase of a controlling interest in National Holdings Corporation, a diversified independent brokerage company, and an affiliate of National Securities Corporation, an Agent in this offering. In addition to our internal development programs, we leverage our biopharmaceutical business expertise and drug development capabilities to provide funding and management services to help Fortress Companies achieve their goals. The Company and the Fortress Companies may seek licensings, acquisitions, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs.
Corporate Information
We were incorporated in June 2006 under the laws of the State of Delaware. Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is (781) 652-4500. Our website address is www.fortressbiotech.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

THE OFFERING
Issuer
Fortress Biotech, Inc.
Securities Offered
Shares of 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00.
Dividends
Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9.375% per annum of the $25.00 per share liquidation preference (equivalent to $2.34375 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series A Preferred Stock.
Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and payable quarterly every March 31, June 30, September 30, and December 31 (each such date, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day.
Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be every March 15, June 15, September 15, and December 15, beginning December 15, 2017, whether or not a Business Day (the “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable dividend record date.
Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued.
For definition of  “Business Day” please read “Description of Series A Preferred Stock — Dividend Rate.”
No Maturity or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem it pursuant to our optional redemption right or our special optional redemption right in connection with a Change of Control, or under the circumstances set forth below under “— Limited

Conversion Rights Upon a Change of Control” and elect to convert such Series A Preferred Stock. We are not required to set aside funds to redeem the Series A Preferred Stock.
Optional Redemption
The Series A Preferred Stock may be redeemed in whole or in part (at our option) any time on or after December 15, 2022, upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Please see the section entitled “Description of the Series A Preferred Stock — Redemption — Optional Redemption.”
Special Optional Redemption
Upon the occurrence a Change of Control, we may redeem the shares of Series A Preferred Stock, at our option, in whole or in part, within one hundred twenty (120) days of any such Change of Control, for cash at $25.00 per share, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined below under “— Limited Conversion Rights Upon a Change of Control”), we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right (as defined and described below under “— Limited Conversion Rights Upon a Change of Control”) with respect to the shares of Series A Preferred Stock called for redemption. If we elect to redeem any shares of the Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.
A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.
Conversion, Exchange and Preemptive Rights
Except as described under “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control,” the Series A Preferred Stock will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property at the option of the holder.
Limited Conversion Rights Upon a Change of Control
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem the Series A Preferred Stock as described above under “—Optional Redemption,” or “— Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date, into the Common Stock Conversion Consideration, which is equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

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13.05483 shares of common stock, subject to certain adjustments described in “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control.”

In the case of a Change of Control pursuant to which our common stock will be converted into Alternative Form Consideration, a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control.
Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE,

the NYSE American LLC or Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.
For definitions of  “Alternative Form Consideration,” “Common Stock Conversion Consideration,” “Change of Control Conversion Right,” “Change of Control Conversion Date,” and “Common Stock Price,” and the restrictions on cash payments under a Change of Control hereunder, please read “Description of Series A Preferred Stock — Redemption” and “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control.”
Liquidation Preference
If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series A Preferred Stock — Liquidation Preference.”
Ranking
The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) junior to all of our existing and future indebtedness. Please see the section entitled “Description of the Series A Preferred Stock — Ranking.”
Limited Voting Rights
Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.
Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock does not bestow any relative, participating, optional or other special voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
Please see the section entitled “Description of the Series A Preferred Stock — Voting Rights.”
Nasdaq Capital Market symbol
FBIOP.

Risk Factors
Investing in our Series A Preferred Stock involves a high degree of risk. You should carefully consider each of the risks described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Use of proceeds
We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures and manufacture and supply of product.
Certain U.S. Federal Income Tax Considerations
For a discussion of the U.S. federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Stock, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your independent tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any other taxing jurisdiction.
Form
The Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).
Settlement
Delivery of the Series A Preferred Stock offered hereby will be made against payment therefor through the book-entry facilities of the DTC.

RISK FACTORS
Investing in our Series A Preferred Stock involves a high degree of risk. You should carefully consider and evaluate all of the information described below and in the documents incorporated by reference into this prospectus that summarizes the risks that may materially affect our business before you decide to purchase our Series A Preferred Stock. The risks and uncertainties described in this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth in this prospectus, as updated by annual, quarterly and other reports and documents that we file with the Securities Exchange Commission (“SEC”) and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition. This could cause the market price of the Series A Preferred Stock to decline, perhaps significantly, and you may lose part or all of your investment.
Risks Related to this Offering and Ownership of Shares of Our Series A Preferred Stock
The Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities.
In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. Also, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock.
At December 31, 2017, our total liabilities equaled approximately $125.448 million. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding.
Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock. Also, future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series A Preferred Stock will bear the risk of our future offerings, which may reduce the market price of the Series A Preferred Stock and will dilute the value of their holdings in us.
We may not be able to pay dividends on the Series A Preferred Stock if we have insufficient cash to make dividend payments.
Our ability to pay cash dividends on the Series A Preferred Stock requires us to have either net profits or positive net assets (total assets less total liabilities) over our capital, in order to be able to pay our debts as they become due in the usual course of business.
Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus, including the documents incorporated by reference herein, were to occur. Also, payment of our dividends depends upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, if any, and preferred stock, including the Series A Preferred Stock to pay our indebtedness or to fund our other liquidity needs.
We have significant equity ownership stakes in all of our subsidiaries, and with regard to some, their common stock is traded on a national securities exchange and therefore liquid. While we may sell shares of those subsidiaries that are listed, or shares of subsidiaries that subsequently become listed on a national securities exchange, to meet our cash dividend obligations with respect to the Series A Preferred Stock, there can be no assurance that an active market will exist to support such sales. Further, the volatility of the price of such subsidiaries on their respective exchanges may adversely affect the amount we would be able to raise in such sales and, as a result, our ability to make dividend payments on the Series A Preferred Stock.
If our Series A Preferred Stock is delisted, the ability to transfer or sell shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.
The Series A Preferred Stock does not contain provisions that are intended to protect investors if our Series A Preferred Stock is delisted from the Nasdaq Capital Market. If our Series A Preferred Stock is delisted from the Nasdaq Capital Market, investors’ ability to transfer or sell shares of the Series A Preferred Stock will be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected. Moreover, since the Series A Preferred Stock has no stated maturity date, investors may be forced to hold shares of the Series A Preferred Stock indefinitely while receiving stated dividends thereon when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof.
The market for our Series A Preferred Stock may not provide investors with adequate liquidity.
The Series A Preferred Stock is currently listed on the Nasdaq Capital Market. However, the trading market for the Series A Preferred Stock may not be maintained and may not provide investors with adequate liquidity. The liquidity of the market for the Series A Preferred Stock depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series A Preferred Stock. We cannot predict the extent to which investor interest in our Company will maintain the trading market in our Series A Preferred Stock, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our Series A Preferred Stock.
Future issuances of preferred stock, including future issuances of shares of Series A Preferred Stock, may reduce the value of the Series A Preferred Stock.
Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, including shares of Series A Preferred Stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to the voting rights referred to above (with respect to issuances of new series of preferred stock), senior to the Series A Preferred Stock offered hereby as to distribution rights or rights upon liquidation, winding up or dissolution. The subsequent issuance of additional shares of Series A Preferred Stock, or the creation and subsequent issuance of additional classes of preferred stock on parity with the Series A Preferred Stock, could dilute the interests of the holders of Series A Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series A Preferred Stock would not only dilute the interests of the holders of Series A Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Stock.

Market interest rates may materially and adversely affect the value of the Series A Preferred Stock.
One of the factors that influences the price of the Series A Preferred Stock is the dividend yield on the Series A Preferred Stock (as a percentage of the market price of the Series A Preferred Stock) relative to market interest rates. Continued increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to materially decrease.
The Change of Control Conversion Right may make it more difficult for a party to acquire us or discourage a party from acquiring us.
The Change of Control Conversion Right (as defined under “Description of the Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control”) may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our Series A Preferred Stock with the opportunity to realize a premium over the then-current market price of such equity securities or that stockholders may otherwise believe is in their best interests.
Holders of the Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”
Distributions paid to corporate U.S. holders of the Series A Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have significant accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Preferred Stock might decline.
You may be subject to tax if we make or fail to make certain adjustments to the Conversion Rate of the Series A Preferred Stock even though you do not receive a corresponding cash dividend.
The Conversion Rate (as defined in “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control”) for the Series A Preferred Stock is subject to adjustment in certain circumstances. A failure to adjust (or to adjust adequately) the Conversion Rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a non-U.S. holder (as defined in “Material U.S. federal income tax considerations”), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the Series A Preferred Stock. In April 2016, the Internal Revenue Service issued new proposed income tax regulations in regard to the taxability of changes in conversion rights that will apply to the Series A Preferred Stock when published in final form and may be applied to us before final publication in certain instances. See “Material U.S. Federal Income Tax Considerations.”

Our revenues, operating results and cash flows may fluctuate in future periods, and we may fail to meet investor expectations, which may cause the price of our Series A Preferred Stock to decline.
Variations in our quarterly and year-end operating results are difficult to predict, and our income and cash flows may fluctuate significantly from period to period. If our operating results fall below the expectations of investors or securities analysts, the price of our Series A Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:
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demand and pricing for our products;

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government or commercial healthcare reimbursement policies;

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physician and patient acceptance of any of our products;

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introduction of competing products;

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our operating expenses which fluctuate due to growth of our business;

•
timing and size of any new product or technology acquisitions we may complete; and

•
variable sales cycle and implementation periods for our products.

The Series A Preferred Stock represents perpetual equity interests in us, and investors should not expect us to redeem the Series A Preferred Stock on the date the Series A Preferred Stock becomes redeemable by us or on any particular date afterwards.
The Series A Preferred Stock represents perpetual equity interests in us, and it has no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, the Series A Preferred Stock will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time. In addition, the Series A Preferred Stock will rank junior to all our current and future indebtedness and other liabilities. The Series A Preferred Stock will also rank junior to any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.
The Series A Preferred Stock Rating.
We have obtained a rating for the Series A Preferred Stock. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the Series A Preferred Stock. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the Series A Preferred Stock. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series A Preferred Stock.
The market price of the Series A Preferred Stock could be substantially affected by various factors.
The market price of the Series A Preferred Stock depends on many factors, which may change from time to time, including:
•
prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

•
trading prices of similar securities;

•
our history of timely dividend payments;

•
the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

•
general economic and financial market conditions;

•
government action or regulation;

•
the financial condition, performance and prospects of us and our competitors;

•
changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

•
our issuance of additional preferred equity or debt securities; and

•
actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, holders of the Series A Preferred Stock may experience a decrease, which could be substantial and rapid, in the market price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.
A holder of Series A Preferred Stock has extremely limited voting rights.
The voting rights for a holder of Series A Preferred Stock are limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of the Series A Preferred Stock exist primarily with respect to voting on amendments to our certificate of incorporation, including the certificate of designations relating to the Series A Preferred Stock, that materially and adversely affect the rights of the holders of Series A Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in the prospectus and except to the extent required by law, holders of Series A Preferred Stock do not have any voting rights. Please see the section in this prospectus entitled “Description of the Series A Preferred Stock — Voting Rights.”
We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.
We intend to use the net proceeds from this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures and manufacture and supply of product. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Series A Preferred Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Series A Preferred Stock to decline, and delay our growth strategy, including but not limited to, the development and commercialization of our and our subsidiaries’ product candidates.
Risks Associated with our Capital Stock
Some of our executives, directors and principal stockholders can control our direction and policies, and their interests may be adverse to the interests of our other stockholders.
At December 31, 2017, Lindsay A. Rosenwald, M.D., our Chairman, President and Chief Executive Officer, beneficially owned 13.0% of our issued and outstanding capital stock. At December 31, 2017, Michael S. Weiss, our Executive Vice Chairman, Strategic Development, beneficially owned 15.2% of our issued and outstanding capital stock. By virtue of their holdings and membership on our Board of Directors, Dr. Rosenwald and Mr. Weiss may individually influence our management and our affairs and may make it difficult for us to consummate corporate transactions such as mergers, consolidations or the sale of all or substantially all of our assets that may be favorable from our standpoint or that of our other stockholders.

The market price of our Series A Preferred Stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.
Our stock price may experience substantial volatility as a result of a number of factors, including:
•
announcements we make regarding our or our subsidiaries’ current product candidates, acquisition of potential new product candidates and companies and/or in-licensing through multiple subsidiaries;

•
sales or potential sales of substantial amounts of our Series A Preferred Stock;

•
our or our subsidiaries’ delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of any of these trials;

•
announcements about us, our subsidiaries or about our competitors, including clinical trial results, regulatory approvals or new product introductions;

•
developments concerning our or our subsidiaries’ licensors and/or product manufacturers;

•
litigation and other developments relating to our or our subsidiaries’ patents or other proprietary rights or those of our competitors;

•
conditions in the pharmaceutical or biotechnology industries;

•
governmental regulation and legislation;

•
variations in our anticipated or actual operating results;

•
changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

•
prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

•
trading prices of similar securities;

•
our history of timely dividend payments;

•
the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

•
general economic and financial market conditions;

•
government action or regulation;

•
the financial condition, performance and prospects of us and our competitors;

•
our issuance of additional preferred equity or debt securities; and

•
actual or anticipated variations in quarterly operating results of us and our competitors.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our Series A Preferred Stock, regardless of our actual operating performance.

Provisions in our certificate of incorporation, our bylaws and Delaware law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our Series A Preferred Stock.
Provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our Company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:
•
the inability of stockholders to call special meetings; and

•
the ability of our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our Board of Directors.

In addition, the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years, has owned 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Series A Preferred Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your shares of our Series A Preferred Stock in an acquisition.
RATIO OF EARNINGS/DEFICIENCY TO FIXED CHARGES AND PREFERRED DIVIDENDS
The following table sets forth our ratio of earnings/deficiency to fixed charges and preferred dividends. Our net losses were inadequate to cover fixed charges and preferred dividends for each of the periods presented. Because of these deficiencies, ratio information is not applicable.
		Year Ended December 31,
	2017	2016	2015	2014	2013	2012
	(in thousands)
Ratio of earnings to fixed charges(1)	N/A(2)	N/A(2)	N/A(2)	N/A(2)	N/A(2)	N/A(2)

(1)
The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of net loss before fixed charges. Fixed charges consist of interest expense and estimated interest component of rent expense.

(2)
Earnings were insufficient to cover fixed charges for each of the periods presented.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our Series A Preferred Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the Agents as a source of financing.
We intend to use the net proceeds of this offering, if any, for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures and manufacture and supply of product. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

DESCRIPTION OF THE SERIES A PREFERRED STOCK
The description of certain terms of the Series A Preferred in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designation establishing the terms of our Series A Preferred Stock, as amended, our amended and restated bylaws and Delaware corporate law. You are strongly encouraged to read the certificate of designations because it, and not this description, defines your rights as a holder of shares of Series A Preferred Stock.
General
Pursuant to our amended and restated certificate of incorporation, as amended, we are currently authorized to designate and issue up to 15,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders.
As of April 5, 2018, there were 1,000,000 shares of our Series A Preferred Stock issued and outstanding. The Series A Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of the underwriting agreement, will be fully paid and nonassessable. Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on par with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock will require approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock is V Stock Transfer, LLC. Its principal business address is 18 Lafayette Place, Woodmere, NY 11598.
Listing
The Series A Preferred Stock is listed on the Nasdaq Capital Market under the symbol “FBIOP.” The Series A Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company. See “Description of Series A Preferred Stock — Book-Entry Procedures” on page S-23.
No Maturity or Mandatory Redemption
The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “— Limited Conversion Rights Upon a Change of Control.” We are not required to set aside funds to redeem the Series A Preferred Stock.
Ranking
The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
(1)
senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)
on a par with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)
junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4)
junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of our existing subsidiaries.

Dividends
Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9.375% per annum of the $25.00 per share liquidation preference (equivalent to $2.34375 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series A Preferred Stock.
Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and payable quarterly every March 31, June 30, September 30, and December 31 (each such date, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day, as defined in the certificate of designation, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be every March 15, June 15, September 15, and December 15, beginning 15, 2017, whether or not a business day (the “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable dividend record date.
Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued.
No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — We may not be able to pay dividends on the Series A Preferred Stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series A Preferred Stock.
Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future dividends on our common stock and preferred stock, including the Series A Preferred Stock, will be in the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash dividends on our preferred stock or what the actual dividends will be for any future period.
Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Payment Dates, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a par with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other dividend be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of  $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption
The Series A Preferred Stock is not redeemable by us prior to December 15, 2022, except as described below under “Optional Redemption” and “Special Optional Redemption.”
Optional Redemption
The Series A Preferred Stock is not redeemable by us prior to December 15, 2022. The Series A Preferred Stock may be redeemed in whole or in part (at our option) any time on or after December 15, 2022, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. If we elect to redeem any shares of Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.
Special Optional Redemption
Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right (as defined below and as described below under “— Limited Conversion Rights Upon a Change of Control”) with respect to the shares called for redemption. If we elect to redeem any shares of the Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.
A “Change of Control” is deemed to occur when the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market.

Redemption Procedures
In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:
•
the redemption date;

•
the number of shares of Series A Preferred Stock to be redeemed;

•
the redemption price;

•
the place or places where certificates for the Series A Preferred Stock other than through The Depositary Trust Company (“DTC”) are to be surrendered for payment of the redemption price;

•
that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on the redemption date;

•
whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption”; and

•
if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.
On or after the date fixed for redemption, each holder of Series A Preferred Stock that holds a certificate other than through DTC book entry described below, shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.
In connection with any redemption of Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.
Limited Conversion Rights Upon a Change of Control
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem the Series A Preferred Stock as described above under “— Redemption — Optional Redemption,” or “— Redemption — Special Option Redemption” in which case such holder will only have the right with respect to the shares of Series A Preferred Stock not called for redemption (unless we default in the payment of the redemption price and accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares of Series A Preferred Stock subject to such default in payment)) to convert some or all of the shares of Series A

Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

•
13.05483 shares of common stock (the “Share Cap”), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
We will not issue fractional shares of common stock upon the conversion of shares of Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares.
If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control as described above under “— Redemption — Special Optional Redemption” or our optional redemption right as described above under “— Redemption — Optional Redemption,” holders of shares of Series A Preferred Stock will not have any right to convert such shares of Series A Preferred Stock that we have so elected to redeem or subsequently selected for redemption, and any such shares of Series A Preferred Stock that have been surrendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share of Series A Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American LLC or Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.
Upon not less than 30 nor more than 60 days’ following the occurrence of a Change of Control, we will provide to holders of shares of Series A Preferred Stock a written notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of shares of Series A Preferred Stock may exercise their Change of Control Conversion Right;

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the method and period for calculating the Common Stock Price;

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the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem all or any shares of our Series A Preferred Stock, holders will not be able to convert their shares of Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right (unless we default in payment of the redemption price and all accumulated and unpaid dividends);

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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the name and address of the paying agent and the conversion agent;

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the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right; and

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the last date on which holders of shares of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of shares of Series A Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of shares of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent, or, in the case of shares of Series A Preferred Stock held in global form, comply with the applicable procedures of DTC. The conversion notice must state:
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the relevant Change of Control Conversion Date;

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the number of shares of Series A Preferred Stock to be converted; and

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that such shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

The “Change of Control Conversion Date” is the date the shares of Series A Preferred Stock are to be converted, which will be a Business Day that is no fewer than twenty (20) days nor more than thirty-five (35) days after the date on which we provide the notice described above to the holders of shares of Series A Preferred Stock.
The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of shares of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of shares of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series A Preferred Stock;

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if certificated Series A Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

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the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock.
We will deliver amounts owing upon conversion no later than the third Business Day following the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal, provincial, and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock or other property.
The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over us.
Except as provided above in connection with a Change of Control, shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.
So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, such outstanding shares of Series A Preferred Stock either are subject to (1) a notice of redemption pursuant to the provisions described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption” above and funds sufficient to pay the applicable redemption price, including accumulated and unpaid dividends, for all of such shares of Series A Preferred Stock called for redemption have been set aside for payment or (2) a Change of Control Conversion Right which has been properly exercised and not withdrawn.
When the Series A Preferred Stock is entitled to vote, such shares are entitled to one vote per share. In any matter in which the Series A Preferred Stock may vote as a single class with any other series of our preferred stock (as described in this prospectus supplement or as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of stated liquidation preference.
Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock does not bestow any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 30 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Preemptive Rights
No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.
Book-Entry Procedures
DTC acts as securities depository for our outstanding Series A Preferred Stock. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.
You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series A Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Preferred Stock.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series A Preferred Stock are made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Direct Registration System
The Series A Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series A Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Series A Preferred Stock offered by this prospectus. This discussion only applies to purchasers who purchase and hold the Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series A Preferred Stock in light of its particular circumstances.
This discussion is based upon provisions of the Code, the Treasury Regulations, promulgated thereunder and rulings and judicial decisions all as of the date hereof, and all of which may change, perhaps retroactively, potentially resulting in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series A Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series A Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series A Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents).
If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series A Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series A Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series A Preferred Stock.
You should consult your own independent tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
U.S. Holders
Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series A Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Series A Preferred Stock and you are for U.S. federal income tax purposes;
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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General.   If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds any such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series A Preferred Stock on a share-by-share basis, with any excess treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below.

Under current law, dividends received by individual holders of the Series A Preferred Stock that are treated as “qualified dividends” will be subject to a reduced maximum tax rate of 20%. This reduced rate does not apply to dividends received to the extent that the individual stockholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Further, this reduced rate does not apply to dividends that are paid to individual stockholders with respect to Series A Preferred Stock that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the Series A Preferred Stock becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Series A Preferred Stock that is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the Series A Preferred Stock becomes ex-dividend). Also, if a dividend received by an individual stockholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual stockholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such stockholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual stockholders should consult their own independent tax advisors regarding the implications of these rules in light of their particular circumstances.
Dividends received by corporate stockholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate stockholders of the Series A Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate stockholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate stockholder receives a dividend on the Series A Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the stockholder in certain instances must reduce its basis in the Series A Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” resulting from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate stockholder’s basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the Series A Preferred Stock is urged to consult with its own independent tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series A Preferred Stock.
Constructive Distributions on Series A Preferred Stock.   A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series A Preferred Stock is uncertain.
We have the right to call the Series A Preferred Stock for redemption on or after December 15, 2022 (the “call option”), and have the right to call the Series A Preferred Stock for redemption upon any Change of Control (the “contingent call option”). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to the call option or contingent call option is equal to the liquidation preference of the Series A Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series A Preferred Stock exceeds the issue price of the Series A Preferred Stock upon any redemption pursuant to the call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series A Preferred Stock. The redemption price for the Series A Preferred Stock should be the liquidation preference of the Series A Preferred Stock. Assuming that the issue price of the Series A Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series A Preferred Stock should be the initial offering price to the public (excluding any intervening sales to bond houses and brokers) at which a substantial amount of the Series A Preferred Stock is sold.
A redemption premium for the Series A Preferred Stock should not result in constructive distributions to U.S. holders of the Series A Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series A Preferred Stock should be considered de-minimis if such premium is less than .0025 of the Series A Preferred Stock’s liquidation value of  $25.00 at maturity, multiplied by the number of complete years to maturity. The determination under the OID Rules of a maturity date for preferred stock, such as the Series A Preferred Stock, is unclear. Accordingly, the remainder of this discussion assumes that the Series A Preferred Stock is issued with a redemption premium greater than a de-minimis amount.
The call option should not require constructive distributions of the redemption premium, if based on all of the applicable facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. However, the fact that a redemption right does not fall within the safe harbor described in the preceding sentence does not therefore mean that an issuer’s right to redeem is more likely than not to occur for this purpose; such right to redeem must still be tested under all of the relevant facts and circumstances to determine if it is, in fact, more likely than not to occur. We do not expect that a redemption pursuant to the call option would be treated as more likely than not to occur under the foregoing test, however, holders should consult with their own independent tax advisers on the particular consequences to such holder of the call option under these rules. Accordingly, no U.S. holder of the Series A Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.
Disposition of Series A Preferred Stock, Including Redemptions.   Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series A Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. A U.S. holder should consult its own independent tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to an additional 3.8% tax on net investment income.
A redemption of shares of the Series A Preferred Stock will generally be a taxable event. If the redemption is treated as proceeds from a sale or exchange, instead of as a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series A Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A Preferred Stock redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock. A payment made in redemption of Series A Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, unless the redemption:
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is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

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is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

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results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or

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is a redemption of stock held by a non-corporate stockholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series A Preferred Stock and the common stock that the U.S. Holder actually owns, but also shares of our stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.
A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time.
Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not treated as voting stock until the occurrence of such specified event. Accordingly, any redemption of the Series A Preferred Stock generally will not qualify for this exception because its voting rights are limited as provided in the “Description of Series A Preferred Stock — Voting Rights.”
For purposes of the “redemption from non-corporate stockholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the stockholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For this purpose, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the Series A Preferred Stock should consult its own independent tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as a payment in exchange for the Series A Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series A Preferred Stock is treated as a distribution with respect to such holder’s Series A Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series A Preferred Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series A Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series A Preferred Stock held exceeds the aggregate amount of such distribution.
The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series A Preferred Stock to the holder’s remaining, unredeemed Series A Preferred Stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series A Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied.

The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.
Conversion of Series A Preferred Stock upon a Change of Control
In the event of a Change in Control, and if we do not exercise our right to redeem the Series A Preferred Stock, a holder will have the right to convert any non-redeemed shares into common stock. In such a unique circumstance, and as a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of such common stock received in the conversion (except that any common stock received in respect of accrued but unpaid dividends generally will be taxable as described above under “—Distributions in General”). Cash received in lieu of a fractional share of our common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis in the stock that is allocable to the fractional share.
The adjusted tax basis of our common stock received on any such conversion (other than shares of our common stock attributable to accrued but unpaid dividends) will equal the adjusted tax basis of the shares of the unredeemed Series A Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of our common stock exchanged for cash, as described above), and the holding period of such our common stock received on such a conversion will generally include the period during which the shares of our Series A Preferred Stock were held prior to conversion. A U.S. holder’s adjusted tax basis in any shares of our common stock received attributable to accrued but unpaid dividends will equal the fair market value of such our common stock on the conversion date, and a U.S. holder’s holding period for such shares shall begin on the day after receipt thereof. A U.S. holder’s tax basis in a fractional share will be determined by allocating such holder’s tax basis in our Series A Preferred Stock between our common stock such U.S. holder receives (other than shares of our common stock attributable to accrued but unpaid dividends) upon such a conversion and the fractional share in accordance with their respective fair market values.
Conversion of Series A Preferred Stock for Alternative Form Consideration
If a U.S. holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, such U.S. holder may receive cash, securities or other property or assets, or a combination thereof. The term “security” is not defined in the Code or applicable Treasury Regulations. Judicial decisions have held that the determination of whether a particular debt constitutes a “security” is based on an overall evaluation of the nature of the debt. One of the most significant factors is the term of the debt. In general, debt obligations issued with a weighted average maturity at issuance of five years or less do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten years or more do constitute securities. If the securities a U.S. holder receives upon conversion of shares of our Series A Preferred Stock are not “securities” for U.S. federal income tax purposes, then such securities will be treated as other property or assets for U.S. federal income tax purposes. Other than with respect to such Alternative Form Consideration received on account of accrued but unpaid dividends which generally will be taxable as described above under “— Distributions in General,” if a U.S. holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, the U.S. federal income tax treatment of the conversion is uncertain. U.S. holders are urged to consult their tax advisors regarding the consequences of such a conversion based upon the facts at that time. It is possible that the conversion could be treated as a single recapitalization, as a conversion in part and a taxable redemption in part or entirely as a taxable transaction, as briefly discussed below.
Treatment as Recapitalization.   If a U.S. holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, the exchange upon such conversion may be treated as a recapitalization if such U.S. holder receives securities that are treated as “securities” for U.S. federal income tax purposes. In such case, the U.S. holder would recognize gain (but not loss) in an amount equal to the lesser of Pri) the excess (if any) of   (A) the amount of cash and the fair market value of securities, other property or assets received in the exchange over (B) such U.S. holder’s adjusted tax basis in our Series A Preferred Stock, and (ii) the amount of cash and other property or assets received upon conversion.

Notwithstanding the foregoing, any Alternative Form Consideration received on account of accrued but unpaid dividends that has not previously been included in income will be treated as a dividend. Any gain recognized should be treated as capital gain except to the extent it has the effect of a distribution of a dividend. If the exchange has the effect of the distribution of a dividend, then the gain recognized upon the exchange, as determined above, will be treated as a dividend to the extent of the U.S. holder’s ratable share of our current and accumulated earnings and profits. The remainder of the gain will be a capital gain and will be long-term if the holding period exceeds one year. For purposes of determining whether a U.S. holder’s gain will be treated as a dividend (as discussed further under “— Disposition of Series A Preferred Stock, Including Redemptions” above), stock (including any common stock) owned by such U.S. holder actually and constructively through attribution rules, will be taken into account.
The tax basis of the securities treated as “securities” for U.S. federal income tax purposes included in the Alternative Form Consideration received upon a recapitalization would equal the adjusted tax basis of our Series A Preferred Stock that was converted, reduced by the amount of any cash and any other property or assets not constituting “securities” for U.S. federal income tax purposes received, and increased by the amount of gain, if any, recognized. A U.S. holder’s holding period for the securities treated as “securities” for U.S. federal income tax purposes included in the Alternative Form Consideration would include the period during which the U.S. holder held shares of our Series A Preferred Stock. The tax basis of the other Alternative Form Consideration would equal the fair market value of such Alternative Form Consideration on the date of the conversion, and the U.S. holder’s holding period for such other Alternative Form Consideration would begin on the day following the conversion.
Alternative Treatment as Part Conversion and Part Redemption.   If the conversion of shares of our Series A Preferred Stock into the Alternative Form Consideration were not treated as a single recapitalization, the conversion could be treated as in part a conversion into securities that are treated as “securities” for U.S. federal income tax purposes and in part a separate redemption of the remaining shares of our Series A Preferred Stock surrendered in the conversion. In that event, the portion converted into such type of securities could be treated as described above in “— Conversion of Series A Preferred Stock into our Common Stock.” The portion converted into cash or other property or assets (including securities that are not treated as “securities” for U.S. federal income tax purposes) would be treated as described above in “— Disposition of Series A Preferred Stock, Including Redemptions.”
Treatment as Fully Taxable Transaction.   If a U.S. holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock and such Alternative Form Consideration consists solely of cash and other property or assets, other than securities treated as “securities” for U.S. federal income tax purposes, a U.S. holder generally will taxed as described above in “— Disposition of Series A Preferred Stock, Including Redemptions.”
Adjustment of Conversion Price
The conversion price of shares of our Series A Preferred Stock is subject to adjustment under certain circumstances. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of shares of our Series A Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner described under “— Distributions in General,” above, if and to the extent that certain adjustments (or failures to make adjustments) in the conversion price increase the proportionate interest of the U.S. holder in our assets or earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing dilution in the interest of the U.S. holders of shares of our Series A Preferred Stock, however, generally will not be considered to result in a constructive dividend distribution. Under proposed regulations issued in April 2016, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the conversion price are made in accordance with the terms of our Series A Preferred Stock.
Information Reporting and Backup Withholding.    Information reporting and backup withholding may apply with respect to payments of dividends on the Series A Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding at a rate of 28% on payments of dividends on the

Series A Preferred Stock and certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.
Non-U.S. Holders
Subject to the qualifications set forth above under the caption “Certain U.S. Federal Income Tax Considerations,” the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the Series A Preferred Stock and you are not a “U.S. holder.”
Distributions on the Series A Preferred Stock.   If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series A Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below. In addition, if we are classified as a U.S. real property holding corporation, (a “USRPHC”) and any distribution exceeds our current and accumulated earnings and profits, we will need to satisfy our withholding requirements either by (a) treating the entire distribution (even if in excess of earnings and profits) as a dividend, subject to the withholding rules described below (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or (b) by treating: (i) only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph; and (ii) the excess portion of the distribution subject to withholding at a rate of 15% (or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in respect of such excess, in an amount equal to the amount withheld from such excess. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future (see discussion of USRPHCs below under “Disposition of Series A Preferred Stock, Including Redemptions”)Dividends (including amounts distributed by a USRPHC and subject to withholding as dividends per the preceding paragraph) paid to a Non-U.S. holder of the Series A Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are treated as being effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to this withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person (as defined under the Code), unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the Series A Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding for dividends, as discussed below, will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series A Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series A Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the U.S. Internal Revenue Service.
Adjustment of Conversion Price
As described above under “U.S. Holders — Adjustment of Conversion Price,” adjustments in the conversion price (or failures to adjust the conversion price) that result in an increase in the proportionate interest of a non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “— Distributions in General.” It is possible that any withholding tax on such a deemed distribution might be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to you.
Disposition of Series A Preferred Stock, Including Redemptions.   Any gain realized by a Non-U.S. holder on the disposition of the Series A Preferred Stock will not be subject to U.S. federal income or withholding tax unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

•
the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•
we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the Series A Preferred Stock. This assumes that the Series A Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.
A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. A corporation is a USRPHC if it is a U.S. corporation and if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. Our Series A Preferred Stock is listed on the NASDAQ Capital Market and we believe that, for as long as we continue to be so listed, our Series A Preferred Stock will be treated as regularly traded on an established securities market. However, if we become a USRPHC, and if our Series A Preferred Stock is regularly traded on an established securities market, if you have owned, or are deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our Series A Preferred Stock, or your holding period for your Series A Preferred Stock, more than 5% of our Series A Preferred Stock, you generally would be subject to U.S. federal income tax on any gain from the disposition.
If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series A Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. A Non-U.S. holder should consult its own independent tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series A Preferred Stock, a redemption of shares of the Series A Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of as a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series A Preferred Stock exceeds one year, equal to the difference between the amount of cash received and fair market value of any property received and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock. A payment made in redemption of the Series A Preferred Stock may be treated as a dividend (subject to taxation as discussed in “Non-U.S. Holders — Distributions on the Series A Preferred Stock”, above), rather than as payment in exchange for the Series A Preferred Stock, in the same circumstances discussed above under “Certain U.S. Federal Income Tax Considerations — U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the Series A Preferred Stock should consult its own independent tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as payment in exchange for the Series A Preferred Stock.
Conversion of Series A Preferred Stock into Class A Common Stock
You generally will not recognize any gain or loss by reason of receiving our common stock upon conversion of the Series A Preferred Stock, except gain or loss will be recognized with respect to any cash received in lieu of fractional shares, which may be subject to U.S. federal income tax, as discussed above in “— Disposition of Series A Preferred Stock, Including Redemptions” and except that any common stock received in respect of accrued but unpaid dividends generally will be taxable as described above under “— Distributions on the Series A Preferred Stock.”
Notwithstanding these general rules, if a non-U.S. holder is subject to tax under the special rules governing USRPHCs as described above under “— Disposition of Series A Preferred Stock, Including Redemptions” with respect to its shares of our Series A Preferred Stock but not our common stock into which such shares of our Series A Preferred Stock are convertible, then the conversion of such shares of our Series A Preferred Stock into our common stock would be a taxable event and such non-U.S. holder would be subject to U.S. tax in the same manner as described above in “— Disposition of Series A Preferred Stock, Including Redemptions.” This situation could arise, for example, if the shares of Series A Preferred Stock were “regularly traded” and a non-U.S. holder owned shares representing more than 5% of Series A Preferred Stock that was convertible into shares representing less than 5% of our common stock. If, as to a non-U.S. holder, both the shares of Series A Preferred Stock and shares of our common stock into which such shares of our Series A Preferred Stock are convertible are subject to the special rules governing USRPHCs described above, then, although the conversion of the shares of Series A Preferred Stock solely into shares of our common stock generally would not be taxable, the non-U.S. holder may be required to file a U.S. federal income tax return for the taxable year of the conversion and satisfy certain procedural requirements in accordance with the applicable Treasury Regulations.
Non-U.S. holders that may be subject to the special rules governing USRPHCs should consult their own tax advisers with respect to the U.S. federal income tax consequences of the conversion of their shares of Series A Preferred Stock into shares of our common stock, including any filing requirements that may be applicable.
Information reporting and backup withholding.
Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable form) or otherwise establish an exemption.
Payment by a U.S. office of a broker of the proceeds of a sale of shares of our Series A Preferred Stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or Form W-8BEN-E (or other suitable substitute or successor form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of shares of our Series A Preferred Stock if such sale is effected through a foreign office of a broker, provided that the broker does not have certain U.S. connections. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability (if any), which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.
Foreign Account Tax Compliance Act.
Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as FATCA) impose a 30% U.S. withholding tax on certain “withholdable payments” made to a “foreign financial institution” or a “nonfinancial foreign entity.” “Withholdable payments” include payments of dividends and the gross proceeds from a disposition of certain property (such as shares of our Series A Preferred Stock), if such disposition occurs after December 31, 2018. In general, if a holder is a “foreign financial institution” (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to such holder, unless such holder enters into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain “pass-through payments.” If such holder is a “non-financial foreign entity,” FATCA also generally will impose a withholding tax of 30% on withholdable payments made to such holder unless the holder provides the withholding agent with a certification that it does not have any “substantial United States owners” or a certification identifying its direct and indirect substantial United States owners. Intergovernmental agreements between the United States and a holder’s resident country may modify some of the foregoing requirements.
Non-U.S. holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of shares of our Series A Preferred Stock.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with the Agents under which we may offer and sell up to $26,000,000 of shares of our Series A Preferred Stock from time to time through the Agents. The sales agreement is filed with the SEC as an exhibit to our Current Report on Form 8-K dated April 5, 2018 and is incorporated herein by reference. The sales, if any, of shares of our Series A Preferred Stock made under the sales agreement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act. We may instruct the Agents not to sell the shares of our Series A Preferred Stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of shares of our Series A Preferred Stock upon notice and subject to other conditions.
Each time we wish to issue and sell shares of our Series A Preferred Stock under the sales agreement, we will notify one of the Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless such Agent declines to accept the terms of the notice, the Agent shall use commercially reasonable efforts consistent with its respective normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the sales agreement to sell shares of our Series A Preferred Stock are subject to a number of conditions that we must meet.
We will pay each Agent a commission for its services in acting as agent in the sale of the shares of our Series A Preferred Stock. The Agents will be entitled to compensation at a commission rate of 7.0% of the gross proceeds from each sale of our Series A Preferred Stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the Series A Preferred Stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to the Agents under the terms of the sales agreement, will be approximately $100,000.
Settlement for sales of shares of our Series A Preferred Stock will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering pursuant to the sales agreement will terminate upon the earlier of  (i) the issuance and sale of all Series A Preferred Stock subject to the agreement or (ii) termination of the sales agreement as permitted therein.
Additional Relationships
The Agents and their respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our Series A Preferred Stock while the offering is ongoing under this prospectus.

CONFLICT OF INTEREST
In September 2016, the Company acquired a controlling interest in National Holdings Corporation, a diversified independent brokerage company, and an affiliate of National Securities Corporation, an Agent in this offering. Because of the foregoing, National Securities Corporation may be deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, and this offering will be conducted in accordance with Rule 5121. National Securities Corporation will not be permitted to sell Placement Shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

LEGAL MATTERS
Alston & Bird LLP, New York, New York has passed upon the validity of the Series A Preferred Stock offered under this prospectus. Duane Morris LLP, Newark, New Jersey, is counsel for the Agents in connection with this offering.
EXPERTS
The financial statements of Fortress Biotech, Inc. as of December 31, 2017 and 2016 and for the years ended December 31, 2017 and 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated balance sheet of Fortress Biotech, Inc. as of December 31, 2015 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2015 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference facilities or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.

We hereby incorporate by reference the following documents:
(a)
the description of our Series A Preferred Stock included in our registration statement on Form 8-A, filed with the SEC on November 7, 2017.

(b)
our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018 including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2018 Annual Meeting of Stockholders;

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents in writing to: Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attention: Corporate Secretary, tel: 781-652-4500. These documents are also available on the Investors section of our website, which is located at www.fortressbiotech.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PROSPECTUS
$53,000,000 of
Common Stock,
Preferred Stock,
Warrants and/or
Units

From time to time, we may offer up to $53,000,000 of any combination of the securities described in this prospectus, either individually or in units, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of offering. We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.
Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in any securities.
This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
We will sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts.
Our common stock is traded on The NASDAQ Capital Market (the “Exchange”) under the symbol “FBIO.” The last reported sale price of our common stock on November 28, 2016 was $2.52 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.
Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus and any free writing prospectus that we have authorized for use in connection with this offering.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2016.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, shares of our preferred stock and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of  $53,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, include all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information About Us” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.
Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Fortress” refer to Fortress Biotech, Inc.

PROSPECTUS SUMMARY
This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it might not contain all of the information that is important to you. For a more complete understanding of our Company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 5 and in the documents incorporated by reference into this prospectus.
Our Company
Founded in 2006, Fortress is a biopharmaceutical company focused on acquiring, developing and commercializing novel pharmaceutical and biotechnology products. We develop and commercialize products both within Fortress and through certain of our subsidiary companies, which are sometimes referred to herein as the “Fortress Companies.” Additionally, the Company recently acquired a controlling interest in National Holdings Corporation, a diversified independent brokerage company. In addition to our internal development programs, we leverage our biopharmaceutical business expertise and drug development capabilities to provide funding and management services to help Fortress Companies achieve their goals. The Company and the Fortress Companies may seek licensings, acquisitions, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs.
Corporate Information
We were incorporated in June 2006 under the laws of Delaware. Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is (781) 652-4500. Our website address is www.fortressbiotech.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

The Offering
We may offer shares of our common stock, shares of our preferred stock and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $53,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•
the names of those agents or underwriters;

•
applicable fees, discounts and commissions to be paid to them;

•
details regarding over-allotment options, if any; and

•
the net proceeds to us.

Common Stock
We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.
Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more class and/or series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such class and/or series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.
If we sell any class and/or series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such class and/or series in the certificate of designation relating to that class and/or series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the class and/or series of preferred stock we are offering before the issuance of the related class and/or series of preferred stock. We urge you to read the applicable prospectus supplement related to the class and/or series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable class and/or series of preferred stock.

Warrants
We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.
Units
We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more class and/or series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below together with the other information included in this prospectus and incorporated by reference herein, before deciding to purchase our securities. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, page 55 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as well as any amendment or update to our risk factors in subsequent filings with the SEC, and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus. The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of the following risks may materially and adversely affect our business, financial condition, results of operations, cash flows, reputation and future prospects. In this event, the market price of our common stock could decline, and you could lose part or all of your investment.
Risks Associated with our Capital Stock
Some of our executives, directors and principal stockholders can control our direction and policies, and their interests may be adverse to the interests of our other stockholders.
At September 30, 2016, Lindsay A. Rosenwald, M.D., our Chairman, President and Chief Executive Officer, beneficially owned 12.8% of our issued and outstanding capital stock. At September 30, 2016, Michael S. Weiss, our Executive Vice Chairman, Strategic Development, beneficially owned 15.3% of our issued and outstanding capital stock. By virtue of their holdings and membership on our Board of Directors, Dr. Rosenwald and Mr. Weiss may individually influence our management and our affairs and may make it difficult for us to consummate corporate transactions such as mergers, consolidations or the sale of all or substantially all of our assets that may be favorable from our standpoint or that of our other stockholders.
The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.
Our stock price may experience substantial volatility as a result of a number of factors, including:
•
announcements we make regarding our or our subsidiaries’ current product candidates, acquisition of potential new product candidates and companies and/or in-licensing through multiple subsidiaries;

•
sales or potential sales of substantial amounts of our common stock;

•
our or our subsidiaries’ delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of any of these trials;

•
announcements about us, our subsidiaries or about our competitors, including clinical trial results, regulatory approvals or new product introductions;

•
developments concerning our or our subsidiaries’ licensors and/or product manufacturers;

•
litigation and other developments relating to our or our subsidiaries’ patents or other proprietary rights or those of our competitors;

•
conditions in the pharmaceutical or biotechnology industries;

•
governmental regulation and legislation;

•
variations in our anticipated or actual operating results; and

•
change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.
Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.
Almost all of the 48.9 million outstanding shares of our common stock as of September 30, 2016 are available for sale in the public market, either pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, or an effective registration statement. Pursuant to our shelf registration statement on Form S-3 of which this prospectus is a part, we may sell up to $53 million of our equity securities over the next three years. Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.
We and certain of our subsidiaries have never paid and do not intend to pay cash dividends. As a result, capital appreciation, if any, will be your sole source of gain.
We and certain of our subsidiaries have never paid cash dividends on any of our or their capital stock and we and many of our subsidiaries currently intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the terms of existing and future debt agreements may preclude us and certain of our subsidiaries from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
Provisions in our certificate of incorporation, our bylaws and Delaware law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our common stock.
Provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our Company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:
•
the inability of stockholders to call special meetings; and

•
the ability of our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our Board of Directors.

In addition, the Delaware General Corporation Law, or DGCL, prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years, has owned 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your shares of our common stock in an acquisition.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus, and documents we incorporate by reference, that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:
•
our growth strategy;

•
our ability to continue to commercialize products;

•
our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis;

•
financing and strategic agreements, acquisitions and relationships;

•
our need for substantial additional funds and uncertainties relating to financings;

•
our ability to attract, integrate and retain key personnel;

•
the early stage of products under development;

•
the results of research and development activities;

•
uncertainties relating to preclinical and clinical testing;

•
our ability to secure and maintain third-party manufacturing, marketing and distribution of our products;

•
dependence on third-party suppliers;

•
government regulation;

•
patent and intellectual property matters; and

•
competition.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes and working capital. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION
We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
•
the name or names of any underwriters, if any, and if required, any dealers or agents;

•
the purchase price of the securities and the proceeds we will receive from the sale;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:
•
a fixed price or prices, which may be changed;

•
market prices prevailing at the time of sale, directly by us or through a designated agent;

•
prices related to such prevailing market prices; or

•
negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.
We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.
If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.
Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

DESCRIPTION OF CAPITAL STOCK
General
The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, any certificates of designation for our preferred stock, and bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.
As of September 30, 2016, our authorized capital stock consists of 115 million shares, consisting of 100 million shares of common stock par value $0.001 per share, and 15 million shares of preferred stock, par value $0.001 per share. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock or preferred stock.
Common Stock
Our certificate of incorporation authorizes the issuance of up to 100 million shares of common stock, par value $0.001 per share. As of September 30, 2016, there were 48.9 million shares of common stock outstanding, as well as 4.6 million unissued shares of common stock subject to outstanding options, unvested restricted stock units, warrants and deferred stock grants. Each holder of issued common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.
The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598. Our common stock is listed for quotation on the Exchange under the symbol “FBIO.” On November 28, 2016, the last reported sale price of our common stock was $2.52 per share.
Preferred Stock
We are authorized to issue 15 million shares of preferred stock, par value $0.001 per share. In November 2011, all of our then outstanding shares of preferred stock were converted, on a one-for-one basis, into 11.5 million shares of our common stock. As of September 30, 2016, there were no shares of preferred stock outstanding.
Our board of directors may divide the authorized shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by our board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.
Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:
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the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

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the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

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whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

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whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

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whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

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whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

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the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

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any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.
All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.
Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

DESCRIPTION OF WARRANTS
As of September 30, 2016, we had outstanding warrants to purchase a total of 2,183,453 shares of our common stock.
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
General
We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

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the manner of exercise of the warrants, including any cashless exercise rights;

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the warrant agreement under which the warrants will be issued;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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anti-dilution provisions of the warrants, if any;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

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the manner in which the warrant agreement and warrants may be modified;

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the identities of the warrant agent and any calculation or other agent for the warrants;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants;

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any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.
Enforceability of Rights By Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Governing Law
Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

LEGAL MATTERS
The validity of the securities offered will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.
EXPERTS
The consolidated balance sheets of Fortress Biotech, Inc. as of December 31, 2015 and 2014 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Fortress Biotech, Inc. for the year ended December 31, 2013 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of National Holdings Corporation as of September 30, 2015 and 2014 and for the years then ended appearing in its Annual Report on Form 10-K for the year ended September 30, 2015 filed with the SEC and incorporated herein by reference from Fortress Biotech, Inc.’s Current Report on Form 8-K/A filed on November 22, 2016 have been audited by EisnerAmper LLP, independent registered public accounting firm, as set forth in their report thereon included in such Annual Report and incorporated herein by reference. Such financial statements are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference facilities or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.
We hereby incorporate by reference the following documents:
(a)
our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016 including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2016 Annual Meeting of Stockholders;

(b)
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

(c)
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016;

(d)
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 9, 2016;

(e)
our Current Reports on Form 8-K filed with the SEC on January 7, 2016, April 18, 2016, April 21, 2016, April 28, 2016, May 4, 2016, May 6, 2016, May 26, 2016, June 1, 2016, June 21, 2016, August 12, 2016, August 17, 2016, September 20, 2016, September 26, 2016, October 3, 2016, October 12, 2016, October 20, 2016 and October 24, 2016, and on Form 8-K/A filed with the SEC on November 22, 2016; and

(f)
the description of our common stock included in our registration statement on Form 8-A, filed with the SEC on December 7, 2011.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents in writing to: Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attention: Corporate Secretary, tel: 781-652-4500. These documents are also available on the Investors section of our website, which is located at www.fortressbiotech.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $26,000,000

Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 per Share)

PROSPECTUS SUPPLEMENT

B. Riley FBR	National Securities Corporation
LifeSci Capital	Maxim Group LLC	Noble Capital Markets
The date of this prospectus is April 5, 2018